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                                                                   Exhibit 10.13
                       Form of 8% Subordinated Debenture

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVING BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SUBORDINATION AGREEMENT EXECUTED BY HOLDER IN FAVOR OF THE CITY GROUP/BUSINESS CREDIT, INC., AS AGENT, AND WORLD SUBORDINATED DEBT PARTNERS, L.P.

                                                                   No. /R/____

                                   DRA, INC.

                  8% SUBORDINATED DEBENTURE DUE JULY 31, 2004

          DRA, INC., a Delaware corporation (the "Corporation", which term includes any successor corporation), for value received, hereby promises to pay to General Motors Corporation, a Delaware corporation or permitted assigns ("Holder"), the principal sum of Million Dollars ($___________) on July 31, 2004, and to pay interest on the unpaid balance of the principal amount of this Debenture at the rate of eight percent (8%) per annum. Interest on this Debenture shall be payable annually in arrears on each July 31 of each calendar year commencing July 31, ___ (each date of payment being an "Interest Payment Date"). Except as set forth in Section 1 below, interest on this Debenture will accrue from the most recent date to which interest has been paid as provided above or, if no interest has been paid, from the issuance date hereof. Interest will be computed on the basis of a 360-day year for the actual days elapsed. This Debenture may be prepaid at any time in whole or in part without premium or penalty. All permitted prepayments in respect of this Debenture shall be applied first to accrued interest on the principal amount prepaid which interest has not been added to the principal amount, and then to principal outstanding hereunder.

          This Debenture shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the successors and permitted assigns of the Holder. The Holder may assign, transfer or dispose of its rights, with respect to this Debenture only upon registration of this Debenture under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, or the existence of an exemption from such registration.

          1.  Method of Payment
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          To receive any payment of principal, the Holder must surrender this
Debenture to the Corporation at its address specified in (or pursuant to)
Section 11 to have the principal payment noted thereon. Payments of interest may be mailed to the Holder's registered address. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (payment may be made by check payable to such money). If a payment date is a Saturday, a Sunday or a legal holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Saturday, a Sunday or a legal holiday, and interest shall accrue for the intervening period.

          2.  Repayments
              ----------
          This Debenture shall be repaid in full on July 31, 2004 (the "Maturity Date").

          3.  Payment of Debenture
              --------------------

          The Corporation shall pay the principal of and interest on this Debenture on the dates and in the manner provided in this Debenture. The Corporation shall pay interest (including post-petition interest ("Post-Petition Interest") in any proceeding under any Bankruptcy Law (as hereinafter defined), whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the U.S. Code) on overdue installments of principal and interest on this Debenture at the applicable rate set forth above plus 1%, to the extent lawful.

          4.  Due Authorization, etc.
              -----------------------

          The Corporation hereby represents to the Holder that (i) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Corporation has all requisite corporate power and authority to execute and deliver this Debenture and to carry out the terms hereof, (iii) the Corporation has duly authorized the execution, delivery and performance of this Debenture and (iv) the execution, delivery and performance of this Debenture does not (a) violate any provision of the certificate of incorporation or by-laws of the Corporation, or (b) violate any statute, rule or regulation of any governmental authority to which the Corporation is subject.

          5.  Subordination
              -------------

          The Holder and the Corporation covenant and agree that to the extent and in the manner set forth in the Subordination Agreement dated as of July ____, 1994 (the "Subordination Agreement") among the Holder, the Corporation, the CIT Group/Business Credit, Inc., as agent, and World Subordinated Debt Partners, L.P. (the "Subordinated Lender"), the payment of the principal of and interest on this Debenture, and all other sums due and payable by the Corporation to the Holder hereunder are hereby expressly made, subordinate and subject in right of payment to the prior final and indefeasible payment in full of all Senior Debt as provided in the Subordination Agreement.


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          6. Events of Default
             -----------------

             (a)  An "Event of Default" occurs if:
                  (i) the Corporation defaults in the payment of interest on this Debenture when the same becomes due and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of
Section 5 hereof;

                  (ii) the Corporation defaults in the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon acceleration, or otherwise, whether or not such payment shall be prohibited by the provisions of Section 5;

                  (iii) the Corporation or any subsidiary of the Corporation whose assets are 10% or more of the total assets of the Parent on a consolidated basis or whose revenues provide 10% or more of the Parent's net pre-tax consolidated income (a "Significant Subsidiary"), pursuant to or within the meaning of any Bankruptcy Law:

                        (A)  commences a voluntary case or proceeding,

                        (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                        (D) makes a general assignment for the benefit of its creditors, or

                        (E) generally is unable to pay its debts as they become due;

                  (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Corporation or any Significant Subsidiary in an involuntary case or proceeding,

                        (B) appoints a Custodian of the Corporation or any Significant Subsidiary or for all or substantially all of its property, or

                        (C) orders the liquidation of the Corporation or any Significant Subsidiary,



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and in each case the order or decree remains unstayed and in effect for 45 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

              (b)  Acceleration.  If an Event of Default (other than an Event
                   ------------
of Default specified in clause (a) (iii) of Section 6) occurs and is continuing, the Holder, by written notice to the Corporation (an "Acceleration Notice"), may, subject to the provisions of the Subordination Agreement, declare the unpaid principal of and accrued interest on this Debenture to be immediately due and payable. Upon such declaration, if there is at such time no Senior Debt outstanding, the principal and interest shall be due and payable. If an Event of Default specified in clause (a) (iii) of Section 6 occurs, all principal of and interest on this Debenture outstanding shall ipso facto become and be
                                             ----------
immediately due and payable without any declaration or other act on the part of the Holder. The Holder by written notice to the Corporation may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of or interest on this Debenture which has become due solely because of the acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

              (c) Other Remedies. Subject to the provisions of Section 5, if
                  --------------
an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Debenture or to enforce the performance of any provision of this Debenture.

          A delay or omission by Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

              (d) Waiver of Past Defaults. Subject to Section 6(b), the Holder
                  -----------------------
may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Debenture; but no such waiver shall extend to any subsequent or other Defaults or impair any right consequent thereon.

          7.  Amendment and Waiver
              --------------------

          Subject to the exception set forth below, this Debenture may be amended with the consent of the Holder and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holder.


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          An amendment under this Section 7 may not make any change that adversely affects the rights under Section 5 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

          After an amendment under this Section 7 becomes effective, the Corporation shall mail to the Holder a notice briefly describing the amendment.

          8.  Denominations; Transfer and Exchange
              ------------------------------------

          When this Debenture is presented to the Corporation with a request to register the transfer, the Corporation shall register a transfer as requested, if the requirements for such transfer are met; provided, however, that if this
                                               --------  -------
Debenture is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the Holder or his attorney duly authorized in writing. The Corporation may charge a reasonable fee for any transfer or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          9.  Replacement Debenture
              ---------------------

          If a mutilated Debenture is surrendered to the Corporation or if the Holder of this Debenture presents evidence to the reasonable satisfaction of the Corporation that this Debenture has been lost, destroyed or wrongfully taken, the Corporation shall issue a replacement Debenture of like tenor if the requirements of this paragraph are met. An indemnity bond may be required that is sufficient in the reasonable judgment of the Corporation to protect the Corporation from any loss which it may suffer. The Corporation may charge for its expenses in replacing this Debenture.

          10.  No Recourse Against Others
               --------------------------

          No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under this Debenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Debenture waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Debenture.

          11.  Notice
               ------
          All notices, requests, consents and demands shall be made in writing and shall be given by registered or certified mail postage prepaid to the following a Corporation, to it at 2405 Columbus Ave., Anderson, Indiana,
Attention: Chief Financial Officer, with a required copy to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103,
Attention: G. Daniel O'Donnell, Esq. or to such other address as may be furnished in writing to the Holder; and if to the Holder, to it at 767 Fifth Avenue, New York, New York 10153,



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Attention: Treasurer, with a required copy to General Motors Legal Staff, New
Center One Building, 3031 West Grand Blvd., Detroit, MI 48232, Attention:
General Counsel. Unless otherwise indicated herein, notices hereunder shall be effective when delivered, if delivered personally, or, if sent by mail, when sent.

          12. Governing Law. This Debenture shall be deemed a contract under,
              -------------
and shall be governed and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

          13. Successors, etc.; Entire Agreement. This Debenture shall be
              ----------------------------------
binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the Corporation and the registered Holder thereof. This Debenture constitutes the entire agreement between the parties, superseding all prior understandings and writings, with respect to the indebtedness represented hereby.

          14. Headings. The section headings of this Debenture are for
              --------
convenience only and shall not affect the meaning or interpretation of this Debenture or any provision hereof.

          15. Waivers. The Corporation waives presentment, demand, protest and
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notice of dishonor and agrees that no extension or indulgence to the Corporation or release or non-enforcement of any security, or release of any party, whether with or without notice, shall affect the obligations of the Corporation.

          16. Reimbursements. The corporation agrees to reimburse the Holder for
              --------------
any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect this Debenture, following any Event of Default which is continuing.


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